Exhibit 10.1
AMENDMENT NO. 1
TO THE
STONERIDGE, INC.
2025 LONG-TERM INCENTIVE PLAN
This Amendment No.1 (the “Amendment”) to the Stoneridge, Inc. 2025 Long-Term Incentive Plan (the “LTIP”), is made as of March 17, 2026 by the Board of Directors (the “Board”) of Stoneridge, Inc., an Ohio corporation (the “Company”). The Amendment will be effective for all Awards granted under the LTIP, only after the effective date of this Amendment as described herein.
WHEREAS, the current LTIP, as previously approved by the Company’s Board of Directors and the Company’s shareholders, authorizes the issuance of 726,000 Company Common Shares under the LTIP;
WHEREAS, it is the desire of the Company to amend the LTIP, effective as of the date on which the Company’s shareholders approve this Amendment, to increase the maximum number of Common Shares that may be issued and available for Awards under the LTIP; and
WHEREAS, the Board approved the Amendment on March 17, 2026, subject to approval by the Company’s shareholders.
NOW, THEREFORE, effective as of the date on which this Amendment is approved by the Company’s shareholders, the LTIP is amended as follows:
1. Amendment to Section 3(a) of the LTIP.
Section 3(a) of the LTIP is hereby amended and restated in its entirety as follows:
(a) Aggregate Shares Subject to the LTIP. Subject to adjustment as provided in Section 3(c), the total number of Shares reserved and available for Awards under the LTIP is 3,376,000, which is also the maximum number of Shares which may be issued subject to Incentive Stock Options. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. The maximum number of Shares subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to that Non-Employee Director during the fiscal year and the value of awards granted to the Non-Employee Director under any other equity compensation plan of the Company during the fiscal year, in each case, for such individual’s service on the Board shall not exceed a total value of $350,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes), provided that, for any fiscal year in which a Non-Employee Director (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or chairman of the Board, such limit shall be $400,000.
2. Amendment to Section 17 of the LTIP.
Section 17 of the LTIP is hereby amended and restated in its entirety as follows:
SECTION 17. Shareholder Approval; Effective Date of LTIP.
This LTIP (prior to the Amendment) was adopted by the Board on March 25, 2025, and approved by the Company’s shareholders on May 13, 2025. The Amendment was approved by the Board on March 17, 2026 and is subject to the approval by the holders of the Company’s outstanding Shares, in accordance with Applicable Law. The Amendment will become effective on the date of such shareholder approval.
3. Miscellaneous.

(a) Except as amended by this Amendment, the LTIP shall remain in full force and effect.
(b) Capitalized terms used but not defined in this Amendment have the respective meanings ascribed thereto in the LTIP.
STONERIDGE, INC.
2025 LONG-TERM INCENTIVE PLAN
SECTION 1.Purpose; Definitions.
The purpose of the Stoneridge, Inc. 2025 Long-Term Incentive Plan (the “LTIP”) is to promote the success of Stoneridge, Inc. (the “Company”) for the benefit of its shareholders by enabling the Company to offer Eligible Individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s shareholders. The LTIP is effective as of the date set forth in Section 17.
(a)“Applicable Law” means the requirements relating to the administration of equity-based awards and the related shares under U.S. state corporate law, U.S. federal and state securities laws, the rules of any stock exchange or quotation system on which the shares are listed or quoted, and any other applicable laws, including tax laws, of any U.S. or non-U.S. jurisdictions where Awards are, or will be, granted under the LTIP.
(b)“Award” means any award of Stock Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares, Performance Share Units, Share Appreciation Rights or Other Share-Based Awards under the LTIP.
(c)“Award Agreement” means a written or electronic agreement entered into by the Company and a Participant, or a written or electronic statement issued by the Company to a Participant, which in either case contains (either expressly or by reference to this Plan or any subplan created hereunder) the terms and provisions applicable to an Award granted under the Plan, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
(d)“Board” means the Board of Directors of the Company.
(e)“Cause” means, unless otherwise provided by the Committee, (i) “Cause” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause:
1.misappropriation of funds from the Company or dishonesty in the course of fulfilling the Participant’s employment duties;
2.conviction of a felony;
3.commission of a crime or act or series of acts involving moral turpitude;
4.commission of an act or series of acts of dishonesty that are materially inimical to the best interests of the Company;
5.violation of the Company’s Code of Conduct or other Company policy;

6.breach of any material term of an employment agreement, if any;
7.willful and repeated failure to perform the duties associated with the Participant’s position, which failure has not been cured within thirty (30) days after the Company gives notice thereof to the Participant; or
8.failure to cooperate with any Company investigation or with any investigation, inquiry, hearing or similar proceedings by any governmental authority having jurisdiction over the Participant or the Company.
The Committee shall, unless otherwise provided in an Individual Agreement with the Participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.
(f)“Change in Control” has the meaning set forth in Section 11(b).
(g)“Change in Control Price” has the meaning set forth in Section 11(d).
(h)“Code” means the Internal Revenue Code of 1986, as amended, and any lawful regulations or other lawful guidance promulgated thereunder. Whenever a reference is made to a specific Code Section, such reference shall be deemed to include any successor Code Section having the same or similar purpose.
(i)“Committee” means any committee of the Board duly authorized by the Board to administer the LTIP; provided, however, that unless otherwise determined by the Board, the Committee shall consist solely of two (2) or more Outside Directors. If no committee is duly authorized by the Board to administer the LTIP, the term “Committee” shall be deemed to refer to the Board for all purposes under the LTIP. The Board may abolish any Committee or re-vest in itself any previously delegated authority from time to time, and will retain the right to exercise the authority of the Committee to the extent consistent with Applicable Law.
(j)“Company” means Stoneridge, Inc., an Ohio corporation, or any successor corporation.
(k)“Consultant” means any natural person who is an advisor or consultant or other service provider to the Company or any Subsidiary.
(l)“Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code.
(m)“Eligible Individual” means an employee of the Company, Non-Employee Director, or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.
(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(o)“Fair Market Value” means, as of a given date (in order of applicability): (i) the closing price of a Share on the principal exchange on which the Shares are then trading, if any, on the day immediately prior to such date, or if Shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (A) the last sale price (if Shares are then listed as a National Market Issue under the NASD National Market System) or (B) if Shares are not then so listed, the mean between the closing representative bid and asked prices for Shares on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for Shares, on the day previous to such date, as determined in good faith by the Committee; or (iv) if Shares are not publicly traded, the fair market value established by the Committee acting in good faith.
(p)“Incentive Stock Option” means any Stock Option intended to be and designated as, and that otherwise qualifies as, an “Incentive Stock Option” within the meaning of Section 422 of the Code.
(q)“Individual Agreement” means an employment or similar agreement between a Participant and the Company or one of its Subsidiaries.
(r)“LTIP” means this Stoneridge, Inc. 2025 Long-Term Incentive Plan, as amended from time to time.
(s)“Non-Employee Director” means a director or a member of the Board of the Company who is not an employee of the Company.
(t)“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
(u)“Other Share-Based Awards” means an Award granted pursuant to Section 11 that is valued, in whole or in part, by reference to, or is otherwise based on, Shares.
(v)“Participant” means an Eligible Individual to whom an Award has been granted pursuant to the LTIP.
(w)“Outside Director” means a member of the Board who is (a) a “non-employee director” within the meaning of Rule 16b-3(b)(3) under Section 16(b) of the Exchange Act as then in effect or any successor provision and (b) “independent” under the listing standards or rules of the securities exchange upon which the Shares are traded, but only to the extent such independence is required to take the action at issue pursuant to such standards or rules.
(x)“Performance Shares” has the meaning set forth in Section 8.
(y)“Performance Share Units” has the meaning set forth in Section 8.
(z)“Restricted Shares” means an Award of Shares that is granted pursuant to Section 6 and is subject to restrictions.
(aa)“Restricted Share Units” means an Award of Restricted Share Units that is granted pursuant to Section 6 and is subject to restrictions.
(bb)“Section 16 Participant” means a Participant under the LTIP who is then subject to Section 16 of the Exchange Act.
(cc)“Share” means a common share, without par value, of the Company.
(dd)“Share Appreciation Right” means an Award of a right to receive an amount from the Company that is granted pursuant to Section 7.
(ee)“Stock Option” or “Option” means any option to purchase Shares that is granted pursuant to Section 5.
(ff)“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain. For purposes of Section 409A of the Code “at least 50%” is to be used instead of “at least 80%” in applying the tests to determine whether a corporation is a service recipient.
(gg)“Termination of Service” means the termination of the applicable Participant’s employment with the Company or any Subsidiary, or performance of services as a Non-Employee Director or Consultant for the Company. With respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code. If a Participant is granted a leave of absence by the Company or any Subsidiary, the Participant’s employment with the Company or such Subsidiary will not be considered terminated, and the Participant shall be deemed an employee of the Company or such Subsidiary during such approved leave of absence or any extension thereof granted by the Company or such Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option.
SECTION 2.Administration.
The LTIP shall be administered by the Committee. The Committee shall have full power to interpret and administer the LTIP and full authority to select the individuals to whom Awards will be granted and to determine the type and amount of any Awards to be granted to each Participant, the consideration, if any, to be paid for any Awards, the timing of any Awards, the terms and conditions of any

Award granted under the LTIP, and the terms and conditions of the related agreements that will be entered into with Participants. As to the selection of and grant of Awards to Participants who are not executive officers of the Company or any Subsidiary or Section 16 Participants, the Committee may delegate its responsibilities to members of the Company’s management in a manner consistent with Applicable Law.
The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the LTIP, including the delegation of its responsibilities (to the extent permitted by Applicable Law) and the authority to establish sub-plans or specific guidelines of issuances outside of the United States, as it shall, from time to time, deem advisable; to interpret the terms and provisions of the LTIP and any Award issued under the LTIP (and any agreements relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; to waive any restrictions, conditions or limitations imposed on an Award (including any vesting conditions and performance conditions) at the time the Award is granted or at any time thereafter; and otherwise to supervise the administration of the LTIP.
Any interpretation or administration of the LTIP by the Committee, and all actions and determinations of the Committee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, affiliates, all Participants in the LTIP, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them.
To the maximum extent permitted by Applicable Law and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any of its affiliates and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the LTIP, except to the extent arising out of such officer’s, employee’s, member’s, or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification the employees, officers, directors, or members or former officers, directors, or members may have under Applicable Law or under the Code of Regulations of the Company or the by-laws any of its affiliates. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under the LTIP.
SECTION 3.Shares Subject to the LTIP. [Amended by Amendment No. 1]
(a)Aggregate Shares Subject to the LTIP. Subject to adjustment as provided in Section 3(c), the total number of Shares reserved and available for Awards under the LTIP is 726,000, which is also the maximum number of Shares which may be issued subject to Incentive Stock Options. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. The maximum number of Shares subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to that Non-Employee Director during the fiscal year and the value of awards granted to the Non-Employee Director under any other equity compensation plan of the Company during the fiscal year, in each case, for such individual’s service on the Board shall not exceed a total value of $350,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes), provided that, for any fiscal year in which a Non-Employee Director (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or chairman of the Board, such limit shall be $400,000.
(b)Forfeiture or Termination of Awards of Shares and Recycling. If any Shares subject to any Award granted hereunder are forfeited or an Award otherwise terminates or expires without the issuance of Shares, the Shares subject to that Award shall again be available for distribution in connection with future Awards under the LTIP as set forth in Section 3(a). The following Shares shall not be available for issuance under the LTIP: (i) Shares not issued due to a net settlement of a Stock Option or Share Appreciation Right; (ii) Shares used to pay the exercise price or for withholding purposes such as for Stock Options or Stock Appreciation Rights; (iii) Shares which the Company may repurchase on the open market with proceeds from a Stock Option exercise; (iv) Shares delivered to the Company to satisfy withholding requirements for Awards other than Stock Options and Share Appreciation Rights; or (v) other Shares acquired or retained in similar fashion.
(c)Adjustment. In the event of any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, acquisition, split-up, spinoff, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event (an “Event”), and in the Committee’s opinion, such Event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the LTIP or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, including, without limitation, adjust any or all of the following: (i) the number of Shares (or other securities or property) with respect to which Awards may be granted or awarded; (ii) the number of Shares (or other securities or property) subject to outstanding Awards; (iii) the grant or exercise price with respect to any Award; and (iv) the applicable limitations for grants to a Participant under Section 3. The Committee determination under this Section 3(c) shall be final, binding and conclusive. Any such adjustment made to an Incentive Stock Option shall be made in accordance with Section 424(a) of the Code and any adjustment to any other Award that is subject to Section 409A of the Code shall be made in accordance with Section 409A of the Code, unless otherwise determined by the Committee, in its sole discretion.
Upon the occurrence of an Event in which outstanding Awards are not to be assumed or otherwise continued following such an Event, the Committee may, in its discretion, terminate any outstanding Award without a Participant’s consent and (i) provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested (or without any payment if the Fair Market Value of one Share on the date of the Event is less than the per share exercise price of a Stock Option or Share Appreciation Right) or the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award shall be exercisable (whether or not vested) as to all shares covered thereby for at least 10 days prior to such Event.
The existence of the LTIP, Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(d)Minimum Vesting Standards. Any Award granted under LTIP shall be subject to a minimum vesting period of at least one year. Notwithstanding the immediately preceding sentence, (i) the Committee may permit and authorize acceleration of vesting of Awards pursuant to Section 2 of the LTIP, and (ii) the Committee may grant Awards covering up to five percent (5%) of the total number of Shares authorized under this Plan without respect to the minimum vesting standards set forth in this paragraph (d).
(e)Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Committee may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its Affiliate (“Substitute Awards”). Substitute Awards may be granted on such terms as the Committee deems appropriate, notwithstanding limitations on Awards in the LTIP. Substitute Awards will not count against the overall share limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the LTIP as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the LTIP. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grants pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the LTIP and shall not reduce the Shares authorized for grant under the LTIP (and Shares subject to such Awards shall not be added to the Shares available for Awards under the LTIP as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Eligible Individuals prior to such acquisition or combination.
SECTION 4.Eligibility.
All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the LTIP shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, only Eligible Individuals who are employees of the Company or its Subsidiaries are eligible to be granted Incentive Stock Options under the LTIP. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Individual.
SECTION 5.Stock Options.
(a)Grant. The Committee may grant Stock Options under such terms and conditions as shall be determined by the Committee. The Committee shall determine the individuals to whom, and the time or times at which, grants of Stock Options will be made, the number of Shares purchasable under each Stock Option, and the other terms and conditions of the Stock Option in addition to those set forth in Sections 5(b) and 5(c). Any Stock Option granted under the LTIP shall be in such form as the Committee may from time to time approve.
Stock Options granted under the LTIP may be of two types which shall be indicated on their face: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Subject to

Section 5(c) hereof, the Committee shall have the authority to grant to any Participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options.
(b)Terms and Conditions. Options granted under the LTIP shall be evidenced by an Award Agreement, shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the LTIP, as the Committee shall deem desirable:
1.Option Price. The option price per share of Shares purchasable under a Non-Qualified Stock Option or an Incentive Stock Option shall be determined by the Committee at the time of grant and shall be not less than 100% of the Fair Market Value of the Shares at the date of grant (or, with respect to an Incentive Stock Option, 110% of the Fair Market Value of the Shares at the date of grant in the case of a Participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).
2.Option Term. The term of each Stock Option shall be determined by the Committee but shall not exceed ten years from the date the Option is granted (or, with respect to an Incentive Stock Options, five years in the case of a Participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).
3.Exercise. Stock Options shall be exercisable at such times and be subject to such restrictions and vesting conditions as the Committee shall determine as set forth in the applicable Award Agreement; except as provided in Section 5(b)(5) and Section 11.
4.Method of Exercise. A Participant may exercise a Stock Option, in whole or in part, by giving to the Company written notice of exercise specifying the number of Shares to be purchased. That notice shall be accompanied by payment in full of the option price of the Shares for which the Stock Option is exercised, in cash or Shares or by check or such other instrument or pursuant to such other method as the Committee may accept. The value of each such Share surrendered or withheld shall be 100% of the Fair Market Value of the Shares on the date the Stock Option is exercised.
No Shares shall be issued on an exercise of a Stock Option until full payment has been made. A Participant shall not have rights to dividends or any other rights of a shareholder with respect to any Shares subject to a Stock Option unless and until the Participant has given written notice of exercise, has paid in full for those Shares, has given, if requested, the representation described in Section 15(a) and those Shares have been issued to the Participant.
5.Termination of Service.
(i)Termination by Death. Subject to Sections 5(b)(3) and 5(c), if a Participant’s Termination of Service is by reason of death, any Stock Option held by that Participant shall become immediately and automatically vested and exercisable for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) (or such other period as the Committee may specify at grant) from the date of death by the Participant’s estate. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. Any unexercised Stock Options shall be forfeited if not exercised prior to the lapse of such two year period (or one year period with respect to Incentive Stock Options).
(ii)Termination by Reason of Disability. Subject to Sections 5(b)(3) and 5(c), if a Participant’s Termination of Service is by reason of Disability, any Stock Option held by that Participant shall become immediately and automatically vested and exercisable for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) (or such other period as the Committee may specify at grant) from the date of such Termination of Service by the Participant or the Participant’s duly authorized legal representative; and if the Participant dies within that two-year period (or such other period as the Committee may specify at or after grant), any unexercised Stock Option held by that Participant shall thereafter be exercisable by the estate of the Participant (acting through its fiduciary) for the duration of the two-year period from the date of the Participant’s Termination of Service. Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option. Any unexercised Stock Option shall be forfeited if not exercised within two year period (or one year period with respect to Incentive Stock Options).
(iii)Termination for Cause. Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a Participant’s Termination of Service is due to Cause, then any Stock Option held by the Participant will be forfeited and terminated immediately.
(c)Incentive Stock Options. Notwithstanding Sections 5(b)(5), an Incentive Stock Option shall be exercisable by (i) a Participant’s authorized legal representative (if the Participant is unable to exercise the Incentive Stock Option as a result of the Participant’s Disability) only if, and to the extent, permitted by Section 422 of the Code and (ii) by the Participant’s estate, in the case of death, or authorized legal representative, in the case of Disability, no later than ten years from the date the Incentive Stock Option was granted (in addition to any other restrictions or limitations that may apply). Anything in the LTIP to the contrary notwithstanding, no term or provision of the LTIP relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the LTIP be exercised, so as to disqualify the LTIP under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422 or any successor section thereto.
SECTION 6.Restricted Shares and Restricted Share Units.
(a)Grant. The Committee may grant Restricted Shares under such terms and conditions as shall be determined by the Committee. The Committee shall determine the individuals to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Restricted Shares to be awarded to each Participant, the price (if any) to be paid by the Participant (subject to Section 6(b)), the date or dates upon which Restricted Share Awards will vest and the period or periods within which those Restricted Share Awards may be subject to forfeiture, and the other terms and conditions of those Awards in addition to those set forth in Section 6(b). The Committee may condition the vesting of Restricted Shares upon the attainment of specified performance goals or such other factors as the Committee may determine in its sole discretion.
(b)Terms and Conditions. Restricted Shares awarded under the LTIP shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the provisions of the LTIP, as the Committee shall deem desirable. A Participant who receives a Restricted Share Award shall not have any rights with respect to that Award, unless and until the Participant has executed an agreement evidencing the Award in the form approved from time to time by the Committee and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of that Award.
1.The purchase price (if any) for Restricted Shares shall be determined by the Committee at the time of grant.
2.Awards of Restricted Shares must be accepted by executing an Award Agreement and paying the price (if any) that is required under Section 6(b)(1).
3.The Committee shall determine in its discretion the manner of delivery of Restricted Shares subject to a Restricted Share Award. Such delivery may be in the form of one or more Share certificates, an electronic account entry into a new or existing account, or any other means the Committee in its discretion shall deem appropriate. If one or more physical certificates are issued, the certificate(s) shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award.
4.If the Committee determines that delivery should be in the form of one or more Share certificates, the Committee shall require that the stock certificates evidencing such Restricted Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Share Award the Participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Shares covered by that Award.
5.Subject to the provisions of this LTIP and the Restricted Share Award agreement, during a period set by the Committee commencing with the date of any Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Restricted Shares covered by that Award.
6.Except as provided in this Section 6(b)(6) and Section 6(b)(5) the Participant shall have, with respect to the Restricted Shares the right to vote the Shares.
7.If a Participant’s Termination of Service is by reason of death, any Restricted Shares held by such Participant shall thereupon vest and all restrictions thereon shall lapse.
8.If a Participant’s Termination of Service is by reason of Disability, any Restricted Shares held by such Participant shall thereupon vest and all restrictions thereon shall lapse.

9.If a Participant’s Termination of Service is for a reason other than due to death or Disability (and other than for Cause), then upon such Termination of Service, the Participant’s Restricted Shares shall be forfeited.
(c)Restricted Share Units. The Committee may grant Restricted Share Units under such terms and conditions as shall be determined by the Committee. Restricted Share Units shall be subject to the same terms and conditions under this LTIP as Restricted Shares except as otherwise provided in this LTIP or as otherwise provided by the Committee and set forth in an applicable Award Agreement. Except as otherwise provided by the Committee and set forth in the applicable Award Agreement, a Restricted Share Unit shall be settled upon vesting and shall be settled by the payment of a single Share or cash equal to the Fair Market Value of such Share as of the settlement date. Restricted Share Units shall not be transferable and shall have no voting rights.
SECTION 7.Share Appreciation Rights.
(a)Grant. The Committee may grant Share Appreciation Rights under such terms and conditions as shall be determined by the Committee. The Committee shall determine the individuals to whom, and the time or times at which, grants of Share Appreciation Rights will be made, the number of Shares subject to a Share Appreciation Right, and the other terms and conditions of the Share Appreciation Right in addition to those set forth in Sections 7(b). Any Share Appreciation Right granted under the LTIP shall be in such form as the Committee may from time to time approve.
(b)Terms and Conditions. Share Appreciation Right granted under the LTIP shall be evidenced by an Award Agreement, shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the LTIP, as the Committee shall deem desirable:
1.Base Price. The Base Price for each grant of Share Appreciation Right shall be determined by the Committee and shall be specified in the Award Agreement evidencing the Share Appreciation Right; provided, however, the Base Price shall not be less than 100% of the Fair Market Value of a Share as of the date of grant, except in the case of Substitute Awards (to the extent consistent with Code Section 409A), and subject to adjustment as provided for under Section 3(c).
2.Term. The term of a Share Appreciation Right shall be determined by the Committee but may not exceed ten years from the date the Share Appreciation Right is granted.
3.Exercise. A Share Appreciation Rights shall be exercisable at such times and be subject to such restrictions and vesting conditions as the Committee shall determine and as set forth in the Award Agreement.
4.Method of Exercise. A Participant may exercise a Share Appreciation Right, in whole or in part, by giving written notice of the exercise to the Company, stating the number of Share Appreciation Rights the Participant has elected to exercise.
5.Settlement of Share Appreciation Rights. Upon the exercise of an Share Appreciation Rights, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with paragraph (4) above, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) the excess of the Fair Market Value of a Share on the date of exercise over the Base Price and (b) the number of Shares with respect to which the Share Appreciation Rights, pursuant to a notice of exercise properly completed and submitted is exercised. Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement.
6.Termination of Service.
(i) Termination by Death. Subject to 7(b)(3), if a Participant’s Termination of Service is by reason of death, any Share Appreciation Right held by that Participant shall become immediately and automatically vested and exercisable for a period of two years from the date of death by the Participant’s estate. Notwithstanding the foregoing, in no event will any Share Appreciation Right be exercisable after the expiration of the exercise period of such Option. Any unexercised Share Appreciation Right shall be forfeited if not exercised prior to the lapse of such two year period.
(ii)Termination by Reason of Disability. Subject to 7(b)(3), if a Participant’s Termination of Service is by reason of Disability, any Share Appreciation Right held by that Participant shall become immediately and automatically vested and exercisable for a period of two years from the date of such Termination of Service by the Participant or the Participant’s duly authorized legal representative; and if the Participant dies within that two-year period (or such other period as the Committee may specify at or after grant), any unexercised Share Appreciation Right held by that Participant shall thereafter be exercisable by the estate of the Participant (acting through its fiduciary) for the duration of the two-year period from the date of the Participant’s Termination of Service. Notwithstanding the foregoing, in no event will any Share Appreciation Right be exercisable after the expiration of the exercise period of such Option. Any unexercised Share Appreciation Right shall be forfeited if not exercised within two year period.
(iii)Termination for Cause. If a Participant’s Termination of Service is due to Cause, then any Share Appreciation Right held by the Participant will be forfeited and terminated immediately.
SECTION 8.Performance Shares and Performance Share Units.
(a)Grant. The Committee may grant Performance Shares and Performance Share Units under such terms and conditions as shall be determined by the Committee. The Committee shall determine the individuals to whom, and the time or times at which, grants of Performance Shares and/or Performance Units will be made, the number of Performance Shares and/or Performance Units to be awarded to a Participant, the price (if any) to be paid by the Participant, the performance conditions which must be satisfied for the Performance Shares and/or Performance Units to vest, the Performance Shares and/or Performance Units applicable performance periods, the conditions under which Performance Shares and Performance units shall be subject to forfeiture, and such other terms and conditions as determined by the Committee in addition to those set forth in Section 7(b).
(b)Terms and Conditions.
1.A Performance Share or Performance Share Unit is equivalent in value to a Share.
2.Performance Goals. For each Award of Performance Shares or Performance Share Units, the Committee shall establish performance goals for the Company, its Subsidiaries, and/or divisions of any of foregoing, using the performance criteria. Unless previously canceled or reduced, to the extent Performance Shares and Performance Share Units remain unvested at the conclusion of an applicable performance period, such Performance Shares and Performance Share Units shall be forfeited without further action by the Committee.
3.Form and Timing of Payment of Performance Shares and Performance Share Units. As soon as practicable after the applicable performance period has ended and all other conditions (other than Committee actions), the Committee shall determine whether and the extent to which the applicable Performance Goals were met for the applicable Performance Shares and Performance Share Units and shall certify such results. If Performance Goals have been met, then the number of vested Performance Shares shall no longer be subject to any restrictions and shall be freely transferable and the number of vested Performance Share Units shall be distributed in a like number of Shares, cash equivalent or combination of both as provided for in the applicable Award Agreement, as soon as reasonably administratively possible but not later than the 15th day of the third month of the year immediately following the year in which the Performance Share Units vested.
(c)Termination due to Death or Disability. If a Participant’s Termination of Service is by reason of death or Disability during a performance period, the Participant shall receive a lump sum payout, in cash and/or Shares as determined by the Committee, of the related outstanding Performance Shares and Performance Share Units calculated as if all unfinished performance periods had ended and one hundred percent (100%) of the performance goals are achieved at target level. The vested Performance Shares Units shall be immediately settled in a like number of Shares, cash equivalent or combination of both as provided for in the applicable Award Agreement, as soon as reasonably administratively possible but not later than the 15th day of the third month of the year immediately following the year in which the Performance Share Units vested.
(d)Termination of Service for Other than Death or Disability. If a Participant’s Termination of Service during is for reasons other than due to death or Disability (and other than for Cause), then upon such Termination of Service, then Participant’s Performance Shares and Performance Share Units shall be forfeited.
(e)Termination of Service for Cause. If a Participant’s Termination of Service is for Cause, then the Participant’s Performance Shares and Performance Share Units shall be forfeited.
(f)Non-transferability. Performance Shares and Performance Share Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.
SECTION 9.Other Share-Based Awards.
The Committee may grant Other Share-Based Awards, not otherwise specified in the LTIP, under such terms and conditions as shall be determined by the Committee. At the time Other Share-Based Awards are granted, the Committee shall determine the individuals to whom and the time or times at which such Other Share-Based Awards shall be awarded, the number of such Other Share Based Awards, the consideration, if any, to be paid for such Other Share-Based Awards, and all other terms and conditions of the Awards as determined by the Committee and set forth in an applicable Award Agreement.
SECTION 10.Dividends and Dividend Equivalents.
(a)No Payment of Dividends or Dividend Equivalents on Options and Share Appreciation Rights. No dividends or dividend equivalents may accrue or be paid with respect to Options and Share Appreciation Rights.
(b)Payment of Dividends on Restricted Stock. With respect to an Award of Restricted Stock, the Committee may grant or limit the right of a Participant to receive dividends declared on Shares that are subject to such Award to the extent the Award is not yet vested. The terms of any right to dividends shall be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividends shall be credited with interest or deemed to be reinvested in additional shares of Restricted Stock. If the Committee grants the right of a Participant to receive dividends declared on Shares subject to an unvested Award of Restricted Stock, then such dividends shall be subject to the same performance conditions and/or service conditions, as applicable, as the underlying Award.
(c)Payment of Dividend Equivalents on Awards Other than Options, Share Appreciation Rights and Restricted Stock. Except for Options, Share Appreciation Rights and Restricted Stock, the Committee may grant Dividend Equivalents on the units or other Share equivalents subject to an Award based on the dividends actually declared and paid on outstanding Shares. The terms of any dividend equivalents shall be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents shall be credited with interest or deemed to be reinvested in additional units or Share equivalents. Dividend Equivalents shall be subject to the same performance conditions and service conditions, as applicable, as the underlying Award.
SECTION 11.Change In Control Provision.
(a)Impact of Event. Unless otherwise provided in an Award agreement, following the effective date of a Change in Control as defined in Section 11(b) in which outstanding Awards are not terminated in accordance with Section 3(c) of the LTIP and are assumed or substituted for by the successor company (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s continuous service with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement, the following shall apply:
1.Any Stock Options awarded under the LTIP not previously exercisable and vested shall become fully exercisable and vested upon either: (i) the involuntary Termination of Service of the Participant by the Company other than for Cause or (ii) the voluntary Termination of Service by the Participant for a Good Reason;
2.Any Share Appreciation Rights shall become immediately exercisable upon either: (i) the involuntary termination of service of the Participant by the Company other than for Cause or (ii) the voluntary termination of service by the Participant for a Good Reason;
3.The restrictions applicable to any Restricted Shares or Restricted Share Units, Performance Shares or Performance Share Units, and Other Share-Based Awards shall lapse and such Shares and Awards shall be deemed fully vested upon either: (i) the involuntary Termination of Service of the Participant by the Company other than for Cause or (ii) the voluntary Termination of Service by the Participant for a Good Reason; and
4.The payout of Performance Shares and Performance Share Units shall be based on the greater of actual performance through the Participant’s Termination of Service or target performance.
5.Notwithstanding any provision of this Section 11(a) to the contrary, any Award which is subject to Section 409A of the Code shall be settled in accordance with the terms of the grant without regard to the Change in Control unless the Change in Control also constitutes a “change in control event” within the meaning of Section 409A of the Code and such termination of employment occurs within two years after such Change in Control.
(b)Definition of Change in Control. For purposes of Section 11(a), a “Change in Control” means the occurrence of any of the following:
(i) the Board or shareholders of the Company approve a consolidation or merger that results in the shareholders of the Company immediately prior to the transaction giving rise to the consolidation or merger owning less than 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the transaction giving rise to the merger or consolidation;
(ii) the Board or shareholders of the Company approve the sale of substantially all of the assets of the Company (other than the sale of assets to a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee) or the liquidation or dissolution of the Company;
(iii) any person or other entity (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) becomes the beneficial owner of securities of the Company representing 35% or more of the voting power of the Company’s outstanding securities; or

(iv) during any two-year period, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board, unless the election or the nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period.
Notwithstanding any of the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Code Section 409A if the foregoing definition of “Change in Control” were to apply, but would not result in the imposition of any additional tax if the term “Change in Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change in Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Code Section 409A.
(c)Definition of Good Reason. For purposes of Section 11(a), a Participant will be considered to have terminated employment for “Good Reason” if such termination is due to any one or more of the following listed conditions (with each occurrence of such a condition being considered a separate Good Reason) within two years following a Change in Control provided that the Participant terminates employment within two years following the initial occurrence of such condition and provided further that the Participant provides notice to the Company of such condition within 90 days following the initial occurrence of such condition and gives the Company at least 30 days to cure such condition:
1.A material diminution in the Participant’s base compensation.
2.A material diminution in the Participant’s authority, duties, or responsibilities.
3.A material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that a Participant report to a corporate officer or employee instead of reporting directly to the Board.
4.A material diminution in the budget over which the Participant retains authority.
5.A material change in the geographic location at which the Participant must perform the services.
6.Any other action or inaction that constitutes a material breach by the Company of the agreement under which the Participant provides services.
SECTION 12.Deferral of Payment.
If and to the extent permitted by and in accordance with Section 409A of the Code, installment or deferred payments under an Award may be required by the Committee or permitted at the election of the Participant on terms and conditions approved by the Committee, including without limitation the ability to defer payment of Awards pursuant to any deferred compensation plan maintained by the Company or a Subsidiary.

SECTION 13.Clawback Provisions.
All Awards (including any proceeds, gains, or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company clawback policy, including any clawback policy adopted to comply with Applicable Law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such clawback policy or the Award Agreement.
SECTION 14.Amendments and Termination.
The Board may at any time, in its sole discretion, amend, alter or discontinue the LTIP, but no such amendment, alteration or discontinuation shall be made that would (i) impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent, or (ii) require shareholder approval under any Applicable Law, unless such shareholder approval is received. The Company shall submit to the shareholders of the Company for their approval any amendments to the LTIP which are required by Section 16 of the Exchange Act or the rules and regulations thereunder or the listing standards of an exchange or market on which the Shares are listed and/or traded to be approved by the shareholders.
Without the prior approval of the Company’s shareholders and except as provided for in Section 3(c), no Option or Share Appreciation Award may be (i) amended to reduce the Exercise Price or the Base Price thereof, as applicable; (ii) cancelled in exchange for the grant of any new Option or Share Appreciation Award with a lower Exercise Price or Base Price, as applicable; or (iii) cancelled in exchange for cash, other property or the grant of any new Award at a time when the Exercise Price of the Option or the Base Price of the Share Appreciation Award is greater than the current Fair Market Value of a Share.
The Committee may at any time, in its sole discretion, amend the terms of any Award, but no such amendment shall be made that would impair the rights of a Participant under an Award theretofore granted, without the Participant’s consent; nor shall any such amendment be made which would make the applicable exemptions provided by Rule 16b-3 under the Exchange Act unavailable to any Section 16 Participant holding the Award without the Participant’s consent.
Subject to the above provisions, the Board shall have all necessary authority to amend the LTIP to clarify any provision or to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.
SECTION 15.Unfunded Status of LTIP.
The LTIP is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give that Participant any rights that are greater than those of a general creditor of the Company. The adoption of the LTIP and any reservation of Shares or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the LTIP. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the LTIP.
SECTION 16.General Provisions.
(a)Participant Representation. The Committee may require each Participant acquiring Shares pursuant to an Award under the LTIP to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof. The certificates for any such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.
All Shares or other securities delivered under the LTIP shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificates for those Shares to make appropriate reference to such restrictions.
(b)Transferability of Awards. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction. Notwithstanding the foregoing, ISOs may only be transferred by will or the laws of descent and during the lifetime of the Participant may only be exercised by the Participant in accordance with Code Section 422 and the applicable regulations thereunder. No Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this paragraph (b) shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.
(c)Other Arrangements. Nothing contained in this LTIP shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
(d)No Right to Employment. Neither the adoption of the LTIP, nor its operation, nor any document describing, implementing or referring to the LTIP, or any part thereof, shall confer upon any Participant under the LTIP any right to continue in the employ, or as a director, of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment, or service as a director, of any Participant under the LTIP at any time with or without assigning a reason therefor, to the same extent as the Company or any Subsidiary might have done if the LTIP had not been adopted.
(e)Transfers. For purposes of this LTIP, a transfer of a Participant between the Company and its Subsidiaries shall not be deemed a Termination of Service.
(f)Taxes. No later than the date as of which an amount first becomes includable in the gross income of the Participant for federal income tax purposes with respect to any award under the LTIP, the Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to that amount. Subject to the following sentence, unless otherwise determined by the Committee, withholding obligations may be settled with Shares, including unrestricted Shares previously owned by the Participant or Shares that are part of the Award that gives rise to the withholding requirement, provided that the Fair Market Value of such Shares shall not exceed the maximum statutory withholding obligation. Notwithstanding the foregoing, any right by a Section 16 Participant to elect to settle any tax withholding obligation with Shares that are part of an Award must be set forth in the agreement evidencing the Award or be approved by the Committee, in its sole discretion. The obligations of the Company under the LTIP shall be conditional on those payments or arrangements and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise payable to the Participant.
(g)Governing Law. The LTIP, all Awards made and actions taken thereunder and any agreements relating thereto shall be governed by and construed in accordance with the laws of the State of Ohio.
(h)Plan Document Controls. All agreements entered into with Participants pursuant to the LTIP shall be subject to the terms of this LTIP.
(i)Awards May Vary. The provisions of Awards need not be the same with respect to each Participant.
(j)Section 409A of the Code. In the event that an Award granted pursuant to the LTIP shall constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code, the terms of the LTIP as they apply to such Award shall be interpreted to comply with Section 409A of the Code. To the extent that an Award which is subject to Section 409A shall be payable to a Participant who is a “specified employee” on account of his “separation from service” as such terms are defined in Section 409A, such payment shall not occur until the date which is six (6) months and one (1) day after the Participant’s separation from service. To the extent applicable, it is intended that the LTIP and all Awards hereunder comply with the requirements of Section 409A of the Code, and the LTIP and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the LTIP or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority to take such actions and to make such changes to the LTIP or an Award Agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected Participant. Notwithstanding the foregoing or anything elsewhere in the LTIP or an Award Agreement to the contrary unless the Committee shall otherwise expressly provide, if Section 409A applies the term “disability” shall have the meaning given to such term under Section 409A and the regulations and guidance issued thereunder. The Company makes no guarantee concerning tax treatment and the Participant will be solely responsible for any taxes incurred.
(k)Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the LTIP, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the LTIP solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the LTIP, not inconsistent with the intent of the LTIP, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the LTIP as in effect for any other purpose.
(l)Substitute Awards in Corporate Transactions. Nothing contained in the LTIP shall be construed to limit the right of the Committee to grant Awards under the LTIP in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the LTIP to an employee or director of another corporation who becomes an Eligible Individual pursuant to Section 4 of the LTIP by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the LTIP solely to the extent the Committee deems necessary for such purpose. Unless otherwise determined by the Committee, such substitute Award shall not be deemed to deplete the number of Shares available for Awards pursuant to Section 3 nor reduce the number of Shares under the term of the LTIP.
SECTION 17.Shareholder Approval; Effective Date of LTIP. [Amended by Amendment No. 1]
This LTIP was adopted by the Board of Directors on March 25, 2025, and is subject to the approval by the holders of the Company’s outstanding Shares, in accordance with Applicable Law. This LTIP will become effective on the date of such shareholder approval.
SECTION 18. Term of LTIP.
No Award shall be granted pursuant to the LTIP on or after May 10, 2035, but Awards granted prior to such date may extend beyond that date.